EXHIBIT 10.55

AMENDED AND RESTATED LOAN AND SUPPLY AGREEMENT

THIS AMENDED AND RESTATED LOAN AND SUPPLY AGREEMENT (the “Agreement”) is entered into as of this 24th day of April, 2003, by ELECTROPURE, INC., a California corporation, and ELECTROPURE EDI, INC., a Nevada corporation, both having registered offices at 23456 South Pointe Drive, Laguna Hills, CA 92653 (collectively, “Borrower”), and ECOLOCHEM, INC., a Virginia corporation, having its registered office at 4545 Patent Road, Norfolk, VA 23502 (“Lender”). Borrower and Lender are collectively referred to as “Parties” or individually as a “Party.”

RECITALS

A.            Borrower wishes to borrow from Lender, and Lender is willing to lend to Borrower, $200,000.

B.            Borrower possesses technical information and manufacturing skills with respect to an electrodeionization (“EDI”) product line (“Products”) and Lender wishes to purchase from Borrower, on a discounted basis, a quantity of the Products on the terms and conditions set forth below.

THE AGREEMENT

1.             Term.  The term of this Agreement will be 10 years and it will terminate on April 23, 2013.

2.             Loan.  On the terms and conditions of this Agreement, Lender makes a loan of $200,000 to Borrower (the “Loan”).  The Loan is evidenced by the promissory note issued by Borrower to Lender in the form of Exhibit A.

3.             Interest.  Interest shall accrue on the unpaid principal of the Loan from the date hereof at an annual rate equal to 2% above the Prime Rate as published in The Wall Street Journal on the first business day of each month.

4.             Repayment of Principal and Payment of Interest.  Principal on the Loan, if not sooner prepaid, shall be due and payable in full, plus all accrued interest, on April 23, 2008.  Interest shall accrue on the Loan.  All accrued, but unpaid interest, shall be due and payable on April 23, 2008.  Interim payments of interest and principal shall be credited to Borrower as Lender receives the Discount (as defined below) on the Products purchased by Lender from Borrower over the first 5 years of the term of this Agreement.  Payment credits on the Loan on account of the Discounts shall be made when the Products are invoiced by Borrower to Lender and applied first to interest and then to principal.

5.             Pricing; Product Discounts. Borrower will invoice Lender for Products at pricing no less favorable to prices quoted other customers of similar size quantity orders; provided, however, that new or modified Products will be priced based on assumed volumes and complexity factors employed in the pricing model of the Product.  During the first 3 years of the term of this

Agreement, on all Products ordered by Lender and supplied by Borrower to Lender, Lender will receive a 15% discount and, during the remaining 7 years of the term of this Agreement, Lender will receive a 10% discount (collectively, the “Discount”).  The Discount will be applicable to all Products purchased by Lender from Borrower over the 10-year term of this Agreement, regardless when the Loan is repaid by Borrower.  Lender shall have the right, on reasonable notice, to audit Borrower’s financial records, to the extent necessary, to verify Borrower’s pricing of the Products.

6.             Supply and Delivery. Borrower will supply Lender a continuing supply of Products for the term of this Agreement.  After receipt of Lender’s purchase order, Borrower will deliver the Products within reasonable shipment times, consistent with shipments of Products to other customers of Borrower similar size orders.  Products will be shipped via Ex-Works, Laguna Hills, CA.

7.             Warranty.  At the time of delivery, Borrower will warrant the Products with the same warranties given to other customers of the Products with similar size quantity orders.

8.             Improvements.  Borrower will include improvements and innovations in the Products supplied to Lender, at the same time it provides such improvements and innovations to other customers of Borrower.

9.             Invoicing.  On shipment of Products, Borrower will submit to Lender an invoice showing the invoice number and date, remit-to address, the purchase order number, the description of the Products, quantities, unit prices, extended totals and the Discount.  Lender will remit to Borrower any and all amounts due (less the Discount) according to the credit terms provided in Lender’s purchase order to Borrower.

10.           Delivery Forecast.  Lender will provide Borrower with a non-binding, rolling 12-month forecast on a quarterly basis.  This forecast will include a description of the Products and the quantity and anticipated dates of delivery.  The forecast will be communicated through the U.S. mail, by facsimile or by e-mail.  Lender may make adjustments to its forecast at any time, the purpose of this requirement being to assist Borrower in scheduling material purchase and manpower needs.

11.           Default.

(a)           If (i) Borrower, or (ii) if there should occur a change-in-control of Borrower, the entity acquiring control of Borrower or, (iii) if Borrower should sell, lease or otherwise transfer all or substantially all of its assets, the entity acquiring such assets defaults in any material respect in supplying Products to Lender as provided in this Agreement (a “Default”), then, in addition to all other rights and remedies Lender may have against Borrower or such entity acquiring Borrower or its assets (the “Acquirer”), the entire outstanding and unpaid principal amount of the Loan and all interest that would have been payable on the Loan shall be immediately due and payable to Lender regardless of the Discounts already received by Lender which Lender shall be entitled to retain.

(b)           In the event of a Default, Lender shall give Borrower or the Acquirer a notice specifying the Default at Borrower’s address in Section 17.  Borrower or the Acquirer shall have a 15-day period in which to cure the Default.

(c)           In the event the Default is caused by acts of God or other circumstance beyond the control of Borrower or the Acquirer, then as long as Borrower or the Acquirer uses its best efforts to remedy the circumstance, Lender may not invoke the right granted by subsection (a) above.

12.           Patents, Trademarks and Copyrights.  Except as otherwise specifically provided herein, nothing contained in this Agreement shall be construed as transferring any patent, trademark or copyright on the Products.

13.           Nondisclosure.  The parties will use their best efforts to maintain the confidentiality of the Agreement unless (a) disclosure of the Agreement is required by applicable rules and regulations, including, but not limited to, those rules and regulations imposed by the Securities and Exchange Commission and National Association of Securities Dealers, Inc.; or (b) a majority of the members of the board of directors of the party intending to make the disclosure (the “Disclosing Party”) determines, in their sole and absolute discretion, that it is in the best interests of the Disclosing Party and its shareholders to disclose the Agreement.  The Disclosing Party will be permitted to make such disclosure, but only after providing the other party at least 10 days’ prior written notice of such disclosure.  Such notice shall specify the content of the intended disclosure.  Neither party shall have the right to control the content of the disclosure of the other party nor shall either party have the right to require that the Disclosing Party reveal the identity of the recipient of the disclosure.

14.           Entire Agreement.  This Agreement contains the entire agreement and understanding between the Parties and supersedes all prior negotiations, representations, understandings and agreements on any subject matter of this Agreement.

15.           Severability.  If any provision of this Agreement or any document executed in connection herewith shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired.

16.           Amendments.  No provision of this Agreement may be amended, modified, waived or rescinded except by written agreement executed by the Parties.

17.           Independent Contractors.  The relationship between the Parties created by this Agreement is that of independent contractors.  Nothing in this Agreement shall be construed to constitute either Party as agent of the other for any purpose whatsoever, and neither Party shall bind or attempt to bind the other Party to any contract or the performance of any obligation, nor represent to third parties that it has any right to enter into any binding obligation on the other’s behalf.

18.           Notices.  All notices, requests, permissions, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) 5 business days following sending by registered or certified mail, postage prepaid, (b) when sent, if sent by facsimile; provided that the facsimile transmission is promptly confirmed by telephone, (c) when delivered, if delivered personally to the intended recipient and (d) one business day following sending by overnight delivery via a national courier service and, in each case, addressed to a Party at the following address for such Party:

(i)            if to Borrower,

Electropure, Inc.

23456 Southpointe Drive

Laguna Hills, CA  92653

Attention:  Floyd H. Panning, President

with a copy to:

Deron M. Colby, Esq.

4100 Newport Place, Suite 660

Newport Beach, CA  92660

Fax:  (949) 250-8656

(ii)           if to Lender,

Ecolochem, Inc.

4545 Patent Road

Norfolk, VA  23452

Attention:  Lyman B. Dickerson, President

with a copy to:

Williams Mullen

One Columbus Center, Suite 900

Virginia Beach, VA  23462

Attention:  Frederick T. Stant, Esq.

Fax:  (757) 473-0395

or to such other address(es) as shall be furnished in writing by any such Party to each of the other Parties in accordance with the provisions of this Paragraph 18.

19.           Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party.

20.           Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE COMMONWEALTH OF VIRGINIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN THE COMMONWEALTH OF VIRGINIA, WITHOUT

REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF THE COMMONWEALTH OF VIRGINIA.

21.           Consent to Jurisdiction.  Each of the Parties irrevocably submits to the exclusive jurisdiction of the United States District Court for the Eastern District of Virginia, for the purposes of any suit, action or other proceeding arising out of this Agreement, or any transaction contemplated hereby.  Each of the Parties must commence any action, suit or proceeding relating hereto either in the United States District Court for the Eastern District of Virginia, or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Circuit Court of the City of Norfolk, Virginia.  Service of any process, summons, notice or document by U.S. registered mail to such Party’s respective address set forth above shall be effective service of process for any action, suit or proceeding in such court with respect to any matters to which it has submitted to jurisdiction in this Paragraph 21.  Each of the Parties irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the United States District Court for the Eastern District of Virginia, and further irrevocably and unconditionally waives and shall not plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

22.           Waiver of Jury Trial.  Each Party waives, to the fullest extent permitted by Applicable Law, any right it may have to a trial by jury in respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated hereby or disputes relating hereto.  Each Party (a) certifies that no representative, agent or attorney of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other Party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Paragraph 22.

23.           Binding Effect.  This Agreement shall bind the Parties and their transferees, successors and assigns.  Borrower’s obligations and liability under this Agreement shall extend to any alienee, trustee, lessee and the like or the acquirer of all or substantially all of the assets of Borrower.

IN WITNESS, Borrower and Lender have each executed this Agreement as of the day and year first written above.

BORROWER:

ELECTROPURE, INC.,

By:	/S/ FLOYD H. PANNING
Title:	Floyd H. Panning, President

ELECTROPURE EDI, INC.

By:	/S/ FLOYD H. PANNING
Title:	Floyd H. Panning, President

LENDER:

ECOLOCHEM, INC.

By:	/S/ J.R. TAYLOR
Title:	Vice President and Chief Operating Officer

EXHIBIT A

PROMISSORY NOTE

$200,000	April 24, 2003

FOR VALUE RECEIVED, the undersigned, ELECTROPURE, INC., a California corporation, and ELECTROPURE EDI, Inc., a Nevada corporation (collectively, the “Borrower”), promises to pay to the order of ECOLOCHEM, INC., a Virginia corporation (the “Lender”) the principal amount of TWO HUNDRED THOUSAND DOLLARS ($200,000).  Payment of the outstanding principal sum and any unpaid interest shall be made on April 23, 2008, or such other date or dates as provided in that certain Amended and Restated Loan and Supply Agreement between Borrower and Lender.

Both principal and interest are payable in lawful money of the United States to Lender at 4545 Patent Road, Norfolk, Virginia 23502.

Borrower waives, demand, presentment, protest and notice of nonpayment and protest.

THIS PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF VIRGINIA, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF THE COMMONWEALTH OF VIRGINIA.

ELECTROPURE, INC., a California corporation

By:	/S/ FLOYD H. PANNING
Name:	Floyd H. Panning

ELECTROPURE EDI, Inc., a Nevada corporation

By:	/S/ FLOYD H. PANNING
Name:	Floyd H. Panning